EXHIBIT 23.2

                  CONSENT OF RICHARD A. EISNER & COMPANY, LLP.


                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 16, 2000 on our audit of the consolidated financial statements of Steven Madden, Ltd. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1999.

Richard A. Eisner & Company, LLP


New York, New York
June 30, 2000